UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2006

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Cord Blood America, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-50746	65-1078768
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA 90069

(Address of Principal Executive Office) (Zip Code)

(310) 432-4090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry Into a Material Definitive Agreement

On January 13, 2006, Cord Partners, Inc., a wholly-owned subsidiary of Cord Blood America, Inc., entered into an asset purchase agreement, (the “Agreement”), with Cryobank for Oncologic and Reproductive Donors, Inc., a New York corporation (“CORD”).

Pursuant to the Agreement, subject to the terms and conditions set forth therein, we will acquire specific assets related to our collecting, testing, processing and preserving umbilical cord blood, including the assets and liabilities associated with approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of such umbilical cord blood samples, for the aggregate purchase price of $260,000 in cash and unregistered shares of Cord Blood America, Inc.’s common stock, our parent corporation (the “Transaction”). Subject to certain closing conditions set forth in the Agreement, the Transaction is scheduled to close on or around January 24, 2006. The agreement is attached hereto as Exhibit 10.60.

ITEM 2.02

Results of Operations and Financial Condition

On January 19, 2006, Cord Blood America, Inc. will present the following Power Point presentation to potential investors. The presentation contains a summary of financial results for various periods in 2003, 2004 and 2005. The presentation is attached hereto as Exhibit 99.33.

ITEM 7.01

Regulation FD Disclosure

On January 19, 2006 Cord Blood America, Inc will present the following Power Point presentation to potential investors. The presentation contains company information, corporate strategies and projected financial results through fiscal year end December 31, 2006. The presentation attached hereto as Exhibit 99.33 is not filed but is furnished pursuant to Regulation FD.

ITEM 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.60

Asset Purchase Agreement dated January 13, 2006

99.33

Power Point presentation dated January 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORD BLOOD AMERICA, INC.

By:	/s/ SANDRA D. SMITH
Sandra D. Smith Chief Financial Officer

Date: January 18, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

10.60	Asset Purchase Agreement dated January 13, 2006
99.33	Power Point presentation dated January 19, 2006